UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           _________________________

                                   FORM 8-K

                                CURRENT REPORT


               Pursuant to Section 13 or 15(d) of the Securities
                             Exchange Act of 1934

                           _________________________

      Date of Report (date of earliest event reported):  AUGUST 31, 2004


                       WAUSAU-MOSINEE PAPER CORPORATION
            (Exact name of registrant as specified in its charter)


         WISCONSIN                  1-13923                   39-0690900
      (State or other          (Commission File              (IRS Employer
      jurisdiction of               Number)                 Identification
      incorporation)                                            Number)

                            1244 KRONENWETTER DRIVE
                            MOSINEE, WI 54455-9099
         (Address of principal executive offices, including Zip Code)

                                (715) 693-4470
             (Registrant's telephone number, including area code)


      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

   * Written communications pursuant to Rule 425 under the Securities Act (17 CFR 23.425)

   * Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   * Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
   * Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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                   INFORMATION TO BE INCLUDED IN THE REPORT


SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

      The Company amended and restated its senior credit facility on August 31, 2004. See Item 2.03, the text of which is herein incorporated by reference.

SECTION 2 - FINANCIAL INFORMATION

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

CREDIT FACILITY

      On August 31, 2004, the Company amended and restated its existing senior credit facility to provide an unsecured $100 million facility which will expire on August 31, 2008. The Company has an option to increase the facility to $125 million, subject to the terms of the agreement entered into with Bank of America, N.A., M & I Marshall & Ilsley Bank, Harris Trust and Savings Bank, and Wells Fargo Bank, National Association (the "Credit Agreement"). The facility provides sublimits of $50 million for the issuance of standby letters of credit and $10 million for certain short-term bid loans. The agreement had previously provided for an unsecured $150 million credit facility which was due to expire on December 10, 2004. The amount of the new credit facility reflects the Company's anticipated borrowing needs, current cash position, and expectations with respect to cash to be provided by operations.

      The Company will pay an annual facility fee (initially, .30%) and interest on borrowed funds other than bid loans based on the Eurodollar rate then in effect plus a stated margin (initially, .95%), each as determined by the Company's consolidated leverage ratio (consolidated indebtedness to consolidated capitalization). Loans under the facility are guaranteed by the Company's principal operating subsidiaries. The Company is required to maintain a consolidated leverage ratio of not more than 55%, a consolidated interest coverage ratio (EBITDDA to interest expense) of not less than 3.5 to 1, and a consolidated net worth of $280 million (as increased by 25% of net quarterly income and proceeds from equity sales). The Credit Agreement also contains representations and warranties, covenants, and provisions for default customary for facilities of this nature for customers of the banks having similar creditworthiness. The Credit Agreement also provides for the acceleration of the maturity of any loans, at the option of the lenders, upon a change in control of the company, as defined in the agreement.
                                       -1-
FORWARD LOOKING STATEMENTS

      Statements concerning the Company's anticipated borrowing needs and expectations concerning operations constitute forward-looking information regarding the Company pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. While the Company believes that these forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance, and all such statements involve risk and uncertainties that could cause actual results to differ materially from those contemplated in this report. The assumptions, risks, and uncertainties relating to the forward-looking statements in this report include general economic and business conditions, changes in the prices and supply of raw materials or energy, competitive pricing in the markets served by the Company as a result of economic conditions, overcapacity in the industry and the demand for paper products, manufacturing problems at Company facilities and various other risks and assumptions. These and other assumptions, risks, and uncertainties are described under the caption "Cautionary Statement Regarding Forward-Looking Information" in Item 1 of the Company's Annual Report on Form 10-K for the year ended December 31, 2003, and from time to time, in the Company's other filings with the Securities and Exchange Commission. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    WAUSAU-MOSINEE PAPER CORPORATION


Date:  August 31, 2004              By:    SCOTT P. DOESCHER
                                           Scott P. Doescher
                                           Senior Vice President-Finance
                                       -2-